UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2026
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On May 5, 2026, Sotera Health Company (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended March 31, 2026. The Company will hold its previously announced conference call on May 5, 2026, at 9:00 a.m. Eastern Time to discuss its financial results for the quarter. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with the Company’s executive succession plans, on May 5, 2026, the Company announced a leadership transition pursuant to which, on May 1, 2026, the Board of Directors (the “Board”), at the recommendation of the Nominating and Corporate Governance Committee, appointed Alton Shader to serve as Chief Executive Officer of the Company (“CEO”) and a Class II director of the Board, effective as of May 26, 2026 (the “Effective Date”). Michael B. Petras, Jr. will transition from his role as CEO of the Company and Chairman of the Board and, on May 1, 2026, the Board appointed Mr. Petras to serve as Executive Chairman of the Board (“Executive Chairman”), as of the Effective Date. Mr. Petras will continue to serve as a Class I director of the Board and as an executive officer and employee of the Company.
Mr. Shader, age 52, has served as Chief Executive Officer and a member of the board of directors of Viant Medical, LLC (“Viant”), a medical device manufacturing services company, since 2019. Prior to joining Viant, Mr. Shader held a number of senior leadership roles at Hill-Rom, including as President of Hill-Rom’s global Front Line Care business, which included Welch Allyn. Mr. Shader previously held several senior positions at Baxter International Inc. in Europe and the United States, including as General Manager of its North America Renal business. Mr. Shader has more than 20 years of experience in global medical device leadership roles. Mr. Shader has a bachelor’s degree in economics and psychology from Claremont McKenna College and an M.B.A. from Stanford University.
There is no arrangement or understanding between Mr. Shader and any other persons pursuant to which Mr. Shader was appointed to serve as CEO or as a member of the Board. Additionally, there are no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K, or reportable transactions between Mr. Shader and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Shader will not receive additional compensation for his service as a director of the Company.
Offer Letter with Mr. Shader
In connection with Mr. Shader’s appointment as CEO, the Company entered into an offer letter, dated May 1, 2026, with Mr. Shader (the “AS Offer Letter”). As of the Effective Date, under the AS Offer Letter, Mr. Shader will be entitled to the following CEO compensation and benefits: (1) an annual base salary of $1,000,000; (2) participation in the Company’s annual short-term incentive compensation program (the “AIP”), with a target bonus opportunity equal to 110% of his base salary (which, for 2026, will not be pro-rated based on his hire date); (3) a sign-on equity award grant, with a grant date fair value of $6,000,000, in restricted stock units (“RSUs”) to compensate Mr. Shader for the value of equity incentive awards that he forfeits upon leaving his prior employer that will generally vest in substantially equal annual installments over three years, subject to continued employment (the “Sign-On RSUs”); (4) for 2026, an initial annual equity award, with a grant date fair value of $3,250,000, in RSUs that will generally vest in substantially equal annual installments over three years, subject to continued employment; (5) for 2026, an initial annual equity award with a target grant value of $3,250,000 in performance-based restricted stock units that will generally be eligible to vest following a three-year performance period based on achievement of pre-established free cash flow and revenue goals, subject to continued employment; (6) for 2026, an initial equity award with a maximum grant value of $1,625,000 in the form of share appreciation units that will generally be eligible to vest in substantially equal annual installments over three years based on the Company’s relative achievement of cumulative stock price appreciation goals, subject to continued employment; (7) beginning in 2027, annual long-term incentive awards with a target grant date fair value of at least $6,500,000; (8) an annual commuting bonus of $100,000; (9) standard benefit and health and welfare plan participation; (10) four weeks of paid vacation annually (pro-rated for 2026); and (11) severance benefits as described below.
Pursuant to the terms of the AS Offer Letter, in the event of a termination of Mr. Shader’s employment by the Company without “Cause” or by Mr. Shader for “Good Reason” (in each case, as defined in the AS Offer Letter), Mr. Shader, upon execution of a general release of claims in favor of the Company, and subject to continued compliance with the terms of such release and any restrictive covenants to which he is subject, will be eligible to receive: (1) salary continuation payments for 18 months, (2) a full target bonus under the AIP for the year in which termination occurs, and (3) COBRA continuation reimbursements for up to 18 months. Additionally, in the event of a termination of Mr. Shader’s employment by the Company without Cause, any unvested

Sign-On RSUs that would have vested during the two-year period immediately following the date of such termination will vest immediately upon such termination.
Mr. Shader is also expected to enter into the Company’s standard indemnification agreement for officers, and will not be eligible for any additional compensation for his service on the Board while he is serving as CEO.
Mr. Shader will enter into a restrictive covenant agreement in a form customary for senior executives at the Company, which will include non-competition and non-solicitation covenants during employment and for 18 months thereafter, as well as confidentiality obligations.
Agreement with Mr. Petras
In connection with Mr. Petras’ transition to Executive Chairman, the Company entered into an amendment, dated April 30, 2026, to the Company’s Amended and Restated Senior Management Agreement with Mr. Petras, dated as of November 10, 2020 (the “MP Amendment”). Pursuant to the MP Amendment, Mr. Petras will serve as Executive Chairman as described above, and will receive base salary at an annual rate of $900,000 and will be eligible to participate in the AIP with a target bonus opportunity equal to 110% of base salary. Mr. Petras will also be eligible during employment to receive annual long-term incentive awards with a target grant date fair value of $5,000,000, beginning in 2027 (the “LTI Awards”). The LTI Awards will be subject to accelerated vesting upon a termination by the Company without Cause, due to death or disability, termination by Mr. Petras for Good Reason, or upon a qualifying retirement, as more fully described in the MP Amendment.
The foregoing descriptions of the AS Offer Letter and the MP Amendment do not purport to be complete and are qualified in their entirety by reference to the AS Offer Letter and the MP Amendment, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 5, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: May 5, 2026	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer